Exhibit 5.1

February 11, 2026

Envoy Medical, Inc.
4875 White Bear Parkway
White Bear Lake, Minnesota 55110

Re:	Registration Statement on Form S-1 Filed Pursuant to Rule 462(b)

To the addressee set forth above:

We have acted as transaction counsel to Envoy Medical, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the U.S. Securities and Exchange Commission (the “Commission”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), of the Registration Statement on Form S-1 of the Company (the “462(b) Registration Statement”) relating to the proposed offering of up to, relating to the issuance and sale by the Company of a maximum aggregate offering price of up to $13,437,500 of: (i) shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), (ii) pre-funded warrants in lieu of the Shares to purchase shares of Common Stock (the “Pre-Funded Warrants”), (iii) accompanying Series A-1 warrants to purchase shares of Common Stock (the “Series A-1 Warrants”) and accompanying Series A-2 warrants to purchase shares of Common Stock (the “Series A-2 Warrants”), (iv) warrants issuable to the placement agent or its designees to purchase shares of Common Stock (the “Placement Agent Warrants” and together with the Pre-Funded Warrants, the Series A-1 Warrants and the Series A-2 Warrants, the “Warrants”), and (v) the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares” and, together with the Common Stock and the Warrants, the “Securities”). The 462(b) Registration Statement adds securities to the securities registered under that certain Registration Statement on Form S-1 (File No. 333-292260) (the “Registration Statement”), which is incorporated by reference into the 462(b) Registration Statement, and the Securities will be sold pursuant to the prospectus contained in the Registration Statement (the “Prospectus”).

In connection with rendering this opinion, we have reviewed the following, as presented, and represented as being such, to us by the Company: (i) the Company’s Second Amended and Restated Certificate of Incorporation, as amended to date; (ii) the Company’s Amended and Restated Bylaws, as amended to date; and (iii) certain resolutions of the Company’s Board of Directors and committees thereof pertaining to the offer, sale and issuance by the Company of the Shares, the Warrants, and the Warrant Shares.

We have examined and relied upon the information set forth in the Registration Statement and the Prospectus and such other records, agreements, certificates, public officials, and documents as we have deemed necessary as a basis for the opinions expressed herein. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof. As to certain matters of fact relevant to the opinions expressed below, we have, without independent verification or further inquiry, relied upon certificates and statements of officers of the Company.

Based upon and subject to the foregoing, we are of the opinion that (i) the Shares and the Warrant Shares have been duly authorized and, when issued and paid for in the manner described in the Registration Statement and the Prospectus, will be validly issued, fully paid and non-assessable and (ii) when the Warrants are duly executed and delivered by the Company and paid for by the purchasers in accordance with the terms of the Registration Statement and the Prospectus, such Warrants will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms.

Without limiting any other qualifications set forth herein, the opinion expressed herein regarding the enforceability of the Warrants is subject to the effect of generally applicable laws that (i) provide for the enforcement of oral waivers or modifications where a material change of position in reliance thereon has occurred or provide that a course of performance may operate as a waiver; (ii) limit the availability of a remedy under certain circumstances where another remedy has been elected; (iii) limit the enforceability of provisions releasing, exculpating or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct; (iv) may, where less than all of a contract may be unenforceable, limit the enforceability of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange; (v) govern and afford judicial discretion regarding the determination of damages and entitlement to attorneys’ fees and other costs; (vi) may permit a party who has materially failed to render or offer performance required by a contract to cure that failure unless either permitting a cure would unreasonably hinder the aggrieved party from making substitute arrangements for performance or it is important under the circumstances to the aggrieved party that performance occur by the date stated in the contract; (vii) may require mitigation of damages; (viii) provide a time limitation after which a remedy may not be enforced (i.e., statutes of limitation); and (ix) limit the enforceability of provisions of instruments or agreements that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness.

We express no opinion as to the enforceability or effect in the Warrants of (i) any agreement to submit to the jurisdiction of any particular court or other governmental authority (either as to personal jurisdiction or subject matter jurisdiction), any provision restricting access to courts (including without limitation agreements to arbitrate disputes), any waivers of the right to jury trial, any waivers of service of process requirements that would otherwise be applicable, any agreement that a judgment rendered by a court in one jurisdiction may be enforced in another jurisdiction, or any provision otherwise affecting the jurisdiction or venue of courts; (ii) any provision waiving legal, statutory or equitable defenses or other procedural, judicial or substantive rights; or (iii) any provision that authorizes one party to act as attorney-in-fact for another party.

With respect to our opinion regarding the Warrant Shares, we express no opinion to the extent that, notwithstanding the Company’s current reservation of the maximum number of Warrant Shares as of the date hereof, future issuances of securities of the Company, including the Warrant Shares, and/or antidilution adjustments to outstanding securities of the Company, including the Warrants, may cause the Warrants to be exercisable for more shares of Common Stock than the number that then remain authorized but unissued. Further, we have assumed the exercise price (as defined in the Warrants) will not be adjusted to an amount below the par value per share of the Warrant Shares.

This opinion letter is intended solely for use in connection with the offer and sale of the Shares, the Warrants, and the Warrant Shares pursuant to the Registration Statement and the Prospectus, and no opinions may be inferred or implied beyond the matters expressly stated herein. The opinions expressed herein are rendered and speak only as of the date hereof and we specifically disclaim any responsibility to update such opinions subsequent to the date hereof or to advise you of subsequent developments affecting such opinions.

This opinion is limited to the Delaware General Corporation Law, other than with respect to the enforceability of the Warrants. We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement filed by the Company on the date hereof and the reference to our firm under the heading “Legal Matters” in the Registration Statement and Prospectus. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder by the Commission.

Very truly yours,

Fredrikson & Byron, P.A.

By:	/s/ Andrew Nick
Its: Vice President